Exhibit 99.1

Financial Results
Third Quarter 2004

[logo]
FNLC
First National Lincoln Corporation




















































October 29, 2004

Dear First National Lincoln Corporation Shareholder:

I am pleased to report the cash dividend for the third quarter of 2004 is $0.115 per share. This dividend is an increase over the $0.110 per share declared in the second quarter of 2004 and represents the 36th consecutive quarter of dividend increases for First National Lincoln Corporation shareholders. On an annualized basis, the quarterly dividend of $0.115 per share translates to $0.46 per share.

Our operating results for the first nine months of 2004 were exceptional. The Company posted record earnings of $6,197,000 for the nine months ended September 30, 2004, an increase of $777,000 or 14.3% over the $5,420,000 earned in the first nine months of 2003. Earnings per share were $0.83 on a fully diluted basis for the nine months ended September 30, 2004, an increase of 13.7% over the $0.73 reported for the first nine months of 2003.

Growth in earning assets was the primary reason for the continued strong increase in earnings. Total loans were up $62.6 million or 15.7% over December 31, 2003, as shown in the chart at right. We also posted a $2.9 million or 22.9% increase in net interest income generated by a combination of loan growth and higher interest rates due to recent interest rate increases by the Federal Reserve.

On August 26, 2004, we announced the signing of a definitive agreement for the merger of FNB Bankshares of Bar Harbor, Maine, with First National Lincoln Corporation. At closing, the combined company will have 14 banking offices and four investment management offices serving coastal Maine communities from Brunswick to Calais. We will also become one of the four largest banks headquartered in Maine.

The shareholders of both companies must approve the transaction, and you will be receiving a mailing later this year for this purpose. We urge investors to read these documents because they contain important information about the merger. Investors should read the prospectus/proxy statement and other documents to be filed with the SEC carefully before making a decision concerning the merger.

I continue to be excited by the opportunities that will be created as a result of combining our companies, and am optimistic the merger will be completed in the first quarter of 2005 once all regulatory and shareholder approvals are received. You can log on to our website at any time, www.fnlc.com, which provides access to all of our press releases, regulatory filings and financial data that may be of interest to you as a shareholder.

On behalf of our board of directors and employees and we thank you, our shareholders, for your confidence and support of First National Lincoln Corporation.

Very Truly Yours,

/s/ Daniel R. Daigneault
Daniel R. Daigneault
President & Chief Executive Officer

[graphic]
Chart showing loan portfolio growth from $398 million to $461 million between December 31, 2003 and September 30, 2004

Consolidated Balance Sheets (unaudited)
------------------------------------------------------------------------------
Dollars in thousands                  Sept 30, 2004 Sept 30, 2003 Dec 31, 2003
------------------------------------------------------------------------------
Assets
----------------------------------------
Cash and due from banks                      $16,659      $13,758      $17,087
Overnight funds sold                               0            0            0
Investments:
 Available for sale                           52,900       62,815       57,445
 Held to maturity (market values $85,316
  at 9/30/04, $78,174 at 9/30/03, and
  $80,820 at 12/31/03)                        84,310       76,381       79,244
Loans held for sale (fair value
 approximates cost)                                0        1,884          982
Loans                                        461,504      383,032      398,895
Less: allowance for loan losses                4,727        4,177        4,200
                                          ----------   ----------   ----------
     Net loans                               456,777      378,855      394,695
                                          ----------   ----------   ----------
Accrued interest receivable                    3,026        2,814        2,743
Bank premises and equipment                    9,149        7,466        9,007
Other real estate owned                            0           51           51
Other assets                                   7,381        7,794        7,558
                                          ----------   ----------   ----------
        Total Assets                        $630,202     $551,818     $568,812
                                          ==========   ==========   ==========
Liabilities & Stockholders' Equity
----------------------------------------
Demand deposits                              $33,734      $33,425      $28,874
NOW deposits                                  60,088       55,593       52,161
Money market deposits                         85,651       86,366       80,586
Savings deposits                              67,182       65,093       63,356
Certificates of deposit                       75,423       69,522       69,880
Certificates $100,000 and over                79,401       60,953       64,220
                                          ----------   ----------   ----------
     Total deposits                          401,479      370,952      359,077
Borrowed funds                               172,442      129,583      157,822
Other liabilities                              4,749        4,550        4,195
                                          ----------   ----------   ----------
     Total Liabilities                       578,670      505,085      521,094
                                          ----------   ----------   ----------
Shareholders' Equity:
Common stock                                      74           74           74
Additional paid-in capital                     3,851        4,638        4,650
Retained earnings                             45,378       41,707       42,988
Net unrealized gains on available-for-
 sale securities                               2,229        2,558        2,497
Treasury stock                                     0       (2,244)      (2,491)
                                          ----------   ----------   ----------
  Total Stockholders' Equity                  51,532       46,733       47,718
                                          ----------   ----------   ----------
  Total Liabilities & Stockholders' Equity  $630,202     $551,818     $568,812
                                          ==========   ==========   ==========
Number of shares authorized               18,000,000   18,000,000   18,000,000
Number of shares issued and outstanding    7,350,040    7,279,725    7,264,140
Book value per share                            7.01         6.42         6.57
Allowance for loan losses/total loans           1.02%        1.09%        1.05%
Non-performing assets to total assets           0.28%        0.23%        0.29%
------------------------------------------------------------------------------
Consolidated Statements of Income (unaudited)
-------------------------------------------------------------------------
                                        For nine  months For the quarters
                                        ended  Sept. 30,  ended Sept. 30,
Dollars in thousands                    ----------------  ---------------
except per share amounts                    2004    2003     2004    2003
-------------------------------------------------------------------------
Interest Income
  Interest and fees on loans             $17,470 $15,949   $6,172  $5,358
  Interest on deposits with other banks        4      52        1       4
  Interest and dividends on investments    4,940   4,486    1,702   1,453
                                        ----------------  ---------------
     Total interest income                22,414  20,487    7,875   6,815
                                        ----------------  ---------------
Interest expense
     Interest on deposits                  3,868   4,600    1,342   1,318
     Interest on borrowed funds            2,748   3,037      921     911
                                        ----------------  ---------------
     Total interest expense                6,616   7,637    2,263   2,229
                                        ----------------  ---------------
Net interest income                       15,798  12,850    5,612   4,586
Provision for loan losses                    720     675      240     225
                                        ----------------  ---------------
Net interest income after provision
 for loan losses                          15,078  12,175    5,372   4,361
                                        ----------------  ---------------
Other operating income
     Fiduciary income                        644     577      214     203
     Service charges on deposit
      accounts                               881     833      301     268
     Net securities gains                      0       0        0       0
     Mortgage origination and
      servicing income                       310     794       59     304
     Other operating income                1,688   1,772      726     768
                                        ----------------  ---------------
     Total other operating income          3,523   3,976    1,300   1,543
                                        ----------------  ---------------
Other operating expenses
     Salaries and employee benefits        5,138   4,377    1,835   1,546
     Occupancy expense                       655     569      227     176
     Furniture and equipment expense       1,094   1,039      340     338
     Other                                 3,047   2,606    1,174   1,016
                                        ----------------  ---------------
     Total other operating expenses        9,934   8,591    3,576   3,076
                                        ----------------  ---------------
Income before income taxes                 8,667   7,560    3,096   2,828
Applicable income taxes                    2,470   2,140      880     816
                                        ----------------  ---------------
NET INCOME                                $6,197  $5,420   $2,216  $2,012
                                        ================  ===============
-------------------------------------------------------------------------









Earnings per common share
Basic earnings per share                  $ 0.85  $ 0.75   $ 0.30  $ 0.28
Diluted earnings per share                  0.83    0.73     0.30    0.27
Cash dividends declared                    0.328   0.280    0.115   0.097
Closing market price per share             19.25   14.33    19.25   14.33
-------------------------------------------------------------------------
Financial ratios
Return on average equity 1                 16.85% 16.23%    17.78%  17.24%
Return on average assets 1                  1.40%  1.40%     1.44%   1.49%
Net interest margin tax-equivalent 1        3.93%  3.69%     4.04%   3.78%
Average equity to average assets            8.29%  8.63%     8.12%   8.64%
Dividend payout ratio                      38.59% 37.50%    38.33%  34.94%
Efficiency ratio                           49.07% 48.66%    49.18%  47.95%
-------------------------------------------------------------------------
1 Quarterly results have been annualized using a 365-day basis


"We posted a $2.9 million or 22.9% increase in net interest income generated by a combination of loan growth and higher interest rates due to recent interest rate increases by the Federal Reserve."








































[logo]
FNLC
First National Lincoln Corporation

Board of Directors
Robert B. Gregory
Chairman of the Board
Malcolm E. Blanchard
Katherine M. Boyd
Daniel R. Daigneault
Dana L. Dow
Randy A. Nelson
Carl S. Poole, Jr.
Stuart G. Smith
David B. Soule, Jr.
Bruce B. Tindal

Executive Officers
Daniel R. Daigneault
President & Chief Executive Officer
F. Stephen Ward
Treasurer & Chief Financial Officer
Charles A. Wootton
Clerk

Independent Auditors
Berry, Dunn, McNeil & Parker
Portland, Maine


First National Lincoln Corporation
P.O. Box 940, Damariscotta, Maine 04543
207.563.3195

www.fnlc.com

[logo]
FNLC
NASDAQ LISTED